CONSENT OF INDEPENDENT AUDITORS

      As independent public accountants, we hereby consent to all references to our firm included in or made a part of this Post-Effective Amendment to IPS Funds' Registration Statement on Form N-1A (file No. 33-83132), including the reference to our firm under the heading "Financial Highlights" in the Prospectus.

McCurdy & Associates CPA's, Inc.
Westlake, Ohio
March 31, 2005